UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
May 13, 2016
Steadfast Apartment REIT III, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-207952	47-4871012
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 12, 2016, the Board of Directors of Steadfast Apartment REIT III, Inc. (the “Company”) and on May 13, 2016, the Company’s sole stockholder approved an amendment and restatement to the Company’s Articles of Amendment and Restatement to: (1) add a new Class R common stock, $0.01 par value per share; and (2) modify the classification of 1,200,000,000 shares of authorized common shares, of which 600,000,000 shares were classified as Class A common stock and 600,000,000 shares were classified as Class T common stock, such that 480,000,000 shares are classified as Class A common stock, 240,000,000 shares are classified as Class R common stock and 480,000,000 shares are classified as Class T common stock. The Company filed the Second Articles of Amendment and Restatement with the Maryland State Department of Assessments and Taxation on May 16, 2016 (the “Amended Articles”).

The material terms of the Amended Articles described herein are qualified in their entirety by the Amended Articles, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 13, 2016, the Company’s sole stockholder, in lieu of holding a special meeting, executed a written consent pursuant to Section 2-505(a) of the Maryland General Corporation Law approving the Amended Articles.

Item 8.01    Other Events.

The Company commenced its initial public offering of up to $1,300,000,000 in shares of its common stock on February 5, 2016 (the “Public Offering”). The terms of the Company’s public offering required the Company to deposit all subscription proceeds in escrow pursuant to the terms of the Company’s escrow agreement with UMB Bank, N.A., the Company’s escrow agent, until the earlier of the date the Company received subscriptions aggregating at least $2,000,000 (including shares purchased in the Company’s public offering by the Company’s sponsor, its affiliates and directors and officers) or February 5, 2017. On May 16, 2016, the Company received subscriptions aggregating at least $2,000,000, and the subscription proceeds held in escrow were released to the Company. On May 16, 2016, the Company had received and accepted investors’ subscriptions for and issued 89,780 shares of the Company’s Class A common stock and zero shares of the Company’s Class T common stock in the Public Offering, resulting in gross offering proceeds of approximately $2,027,709.
Pursuant to the Company’s independent directors’ compensation plan, upon raising $2,000,000 in gross offering proceeds in the Public Offering, each of the Company’s three independent directors, Stephen R. Bowie, Ned W. Brines and Janice M. Munemitsu, received a grant of 2,000 shares of the Company’s restricted Class A common stock. The shares of restricted Class A common stock vest in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted stock will fully vest on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control of the Company.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

3.1	Second Articles of Amendment and Restatement of Steadfast Apartment REIT III, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT III, INC.

Date:	May 17, 2016	By:	/s/ Ella S. Neyland
Ella S. Neyland
President

EXHIBIT INDEX

Exhibit	Description

3.1	Second Articles of Amendment and Restatement of Steadfast Apartment REIT III, Inc.